                                                                     EXHIBIT 4.3

================================================================================



                               ROADWAY CORPORATION
                                    AS ISSUER

                                 THE GUARANTORS
                                  NAMED HEREIN

                                       AND

                                  [__________]
                                   AS TRUSTEE



                                    INDENTURE

                         DATED AS OF [__________], 2002




                            PROVIDING FOR ISSUANCE OF
                      GUARANTEED DEBT SECURITIES IN SERIES





================================================================================

                                ROADWAY INDENTURE
                         DETAILED CROSS-REFERENCE TABLE

Trust Indenture Act                                            Indenture
-------------------                                            ---------
      Section                                                   Section
      -------                                                   -------

  310(a)(1)....................................................   7.10
     (a)(2)....................................................   7.10
     (a)(3)....................................................   N.A.
     (a)(4)....................................................   N.A.
     (a)(5)....................................................   7.10
     (b).......................................................   7.08
     (c).......................................................   N.A.

  311(a).......................................................   7.03
     (b).......................................................   7.03
     (c).......................................................   N.A.

  312(a).......................................................   11.02
     (b).......................................................   11.02
     (c).......................................................   11.02

  313(a).......................................................   7.06
     (b).......................................................   7.06
     (c).......................................................   7.06

  314(a).......................................................   4.10, 4.11
     (b)(1)....................................................   N.A.
     (b)(2)....................................................   N.A.
     (c)(1)....................................................   11.04
     (c)(2)....................................................   11.04
     (c)(3)....................................................   N.A.
     (d).......................................................   N.A.
     (e).......................................................   11.05
     (f).......................................................   N.A.

  315(a).......................................................   7.01, 7.02
     (b).......................................................   7.02, 7.05
     (c).......................................................   7.01
     (d).......................................................   7.02
     (e).......................................................   6.12, 7.02

  316(a)(last sentence)........................................   2.05
     (a)(1)(A).................................................   6.05
     (a)(1)(B).................................................   6.02, 6.04
     (a)(2)....................................................   N.A.
     (b).......................................................   6.06, 6.07

Trust Indenture Act                                            Indenture
-------------------                                            ---------
      Section                                                   Section
      -------                                                   -------


  317(a)(1)....................................................   6.08
     (a)(2)....................................................   6.09
     (b).......................................................   2.03

  318(a).......................................................   N.A.
     (b).......................................................   N.A.
     (c).......................................................   11.01

                                TABLE OF CONTENTS

                                                                                Page


ARTICLE I. Definitions and Incorporation by Reference..............................1
    Section 1.01.   Definitions....................................................1
    Section 1.02.   Rules Of Construction..........................................6
    Section 1.03.   Incorporation by Reference of the Trust Indenture Act..........7

ARTICLE II. The Notes..............................................................7
    Section 2.01.   Unlimited in Amount, Issuable in Series, Form and Dating.......7
    Section 2.02.   Execution and Authentication...................................9
    Section 2.03.   Registrar, Paying Agent and Authenticating Agent;
                    Paying Agent to Hold Money in Trust...........................11
    Section 2.04.   Replacement Notes.............................................11
    Section 2.05.   Outstanding Notes.............................................12
    Section 2.06.   Temporary Notes...............................................12
    Section 2.07.   Cancellation..................................................13
    Section 2.08.   CUSIP Numbers.................................................13
    Section 2.09.   Transfer and Exchange.........................................13
    Section 2.10.   Noteholder Lists..............................................16
    Section 2.11.   Defaulted Interest............................................16

ARTICLE III. Redemption...........................................................16
    Section 3.01.   Method and Effect of Redemption...............................16
    Section 3.02.   Deposit of Redemption Price...................................17

ARTICLE IV. Covenants.............................................................18
    Section 4.01.   Payment of Notes..............................................18
    Section 4.02.   Maintenance of Office or Agency...............................18
    Section 4.03.   Existence.....................................................19
    Section 4.04.   Payment of Taxes and Other Claims.............................19
    Section 4.05.   Maintenance of Properties and Insurance.......................19
    Section 4.06.   Limitation on Liens...........................................19
    Section 4.07.   Limitation on Sale and Leaseback Transactions.................20
    Section 4.08.   Guarantees by Subsidiaries....................................21
    Section 4.09.   Financial Reports.............................................22
    Section 4.10.   Reports to Trustee............................................22

ARTICLE V. Merger, Consolidation and Disposition of Assets........................23
    Section 5.01.   Merger, Consolidation and Disposition of Assets
                    by the Company................................................23
    Section 5.02.   Consolidation or Sale of Assets by a Guarantor................23

ARTICLE VI. Default and Remedies..................................................24
    Section 6.01.   Events of Default.............................................24
    Section 6.02.   Acceleration..................................................26
    Section 6.03.   Other Remedies................................................26
    Section 6.04.   Waiver of Past Defaults.......................................26
    Section 6.05.   Control by Majority...........................................26
    Section 6.06.   Limitation on Suits...........................................27
    Section 6.07.   Rights of Holders to Receive Payment..........................27
    Section 6.08.   Collection Suit by Trustee....................................27
    Section 6.09.   Trustee May File Proofs of Claim..............................28
    Section 6.10.   Priorities....................................................28
    Section 6.11.   Restoration of Rights and Remedies............................28
    Section 6.12.   Undertaking for Costs.........................................28
    Section 6.13.   Rights and Remedies Cumulative................................29
    Section 6.14.   Delay or Omission Not Waiver..................................29
    Section 6.15.   Waiver of Stay, Extension or Usury Laws.......................29

ARTICLE VII. The Trustee..........................................................29
    Section 7.01.   General.......................................................29
    Section 7.02.   Certain Rights of Trustee.....................................30
    Section 7.03.   Individual Rights of Trustee..................................31
    Section 7.04.   Trustee's Disclaimer..........................................31
    Section 7.05.   Notice of Default.............................................31
    Section 7.06.   Reports by Trustee to Holders.................................31
    Section 7.07.   Compensation and Indemnity....................................32
    Section 7.08.   Replacement of Trustee........................................32
    Section 7.09.   Successor Trustee by Merger...................................33
    Section 7.10.   Eligibility...................................................33
    Section 7.11.   Money Held in Trust...........................................33

ARTICLE VIII. Defeasance and Discharge............................................34
    Section 8.01.   Discharge of Company's Obligations............................34
    Section 8.02.   Legal Defeasance..............................................35
    Section 8.03.   Covenant Defeasance...........................................36
    Section 8.04.   Application of Trust Money....................................37

    Section 8.05.   Repayment to Company..........................................37
    Section 8.06.   Reinstatement.................................................37

ARTICLE IX. Amendments, Supplements and Waivers...................................37
    Section 9.01.   Amendments Without Consent of Holders.........................37
    Section 9.02.   Amendments With Consent of Holders............................38
    Section 9.03.   Effect of Consent.............................................39
    Section 9.04.   Trustee's Rights and Obligations..............................40
    Section 9.05.   Conformity with Trust Indenture Act...........................40

ARTICLE X. Guarantees.............................................................40
    Section 10.01.  Note Guaranties...............................................40
    Section 10.02.  Note Guaranty Unconditional...................................40
    Section 10.03.  Discharge; Reinstatement......................................41
    Section 10.04.  Waiver by the Guarantors......................................41
    Section 10.05.  Subrogation and Contribution..................................41
    Section 10.06.  Stay of Acceleration..........................................42
    Section 10.07.  Limitation on Amount of Note Guaranty.........................42
    Section 10.08.  Execution and Delivery of Note Guaranty.......................42
    Section 10.09.  Release of Guaranty...........................................42
    Section 10.10.  Liability.....................................................43

ARTICLE XI. Miscellaneous.........................................................43
    Section 11.01.  Trust Indenture Act of 1939...................................43
    Section 11.02.  Noteholder Communications; Noteholder Actions.................43
    Section 11.03.  Notices.......................................................44
    Section 11.04.  Certificate and Opinion as to Conditions Precedent............44
    Section 11.05.  Statements Required in Certificate or Opinion.................45
    Section 11.06.  Payment Date Other Than a Business Day........................45
    Section 11.07.  Governing Law.................................................45
    Section 11.08.  No Adverse Interpretation of Other Agreements.................45
    Section 11.09.  Successors....................................................45
    Section 11.10.  Duplicate Originals...........................................46
    Section 11.11.  Separability..................................................46
    Section 11.12.  Table of Contents and Headings................................46
    Section 11.13.  No Liability of Directors, Officers, Employees,
                    Incorporators and Stockholders................................46

                                EXHIBIT

EXHIBIT A    DTC Legend......................................................A-1

         INDENTURE, dated as of [_________], 2002, among Roadway Corporation, a Delaware corporation (the "COMPANY"), the guarantors, if any, listed on Schedule 1 hereto (the "GUARANTORS"), and [_________], as Trustee ("TRUSTEE").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "NOTES"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

         All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done. In addition, the Guarantors have duly authorized the execution and delivery of the Indenture as Guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guaranties, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

         This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                            THIS INDENTURE WITNESSETH

         For and in consideration of the premises and the purchase from time to time of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means any Registrar, Paying Agent or Authenticating Agent.

         "AGENT MEMBER" means a member of, or a participant in, the Depositary.

         "ATTRIBUTABLE DEBT" means, in connection with any sale and leaseback transaction, at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the interest rate implicit in the terms of the lease.

         "AUTHENTICATING AGENT" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

         "BANKRUPTCY DEFAULT" has the meaning assigned to such term in Section 6.01.

         "BOARD OF DIRECTORS" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

         "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

         "CAPITAL LEASE OBLIGATION" means, all obligations required to be classified and accounted for as a capitalized lease under GAAP, and the amount of Debt represented by such obligation will be the capitalized amount thereof determined in accordance with GAAP.

         "CAPITAL STOCK" means with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or no-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses of, or distributions of assets, after liabilities, of such Person.

         "CERTIFICATED NOTE" means a Note in registered individual form without interest coupons.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to
Article 5.

         "COMPANY ORDER" means a written request or order signed in the name of the Company by two Officers of the Company or by an Officer and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee in respect of the series of Notes to which the Company Order shall relate.

         "CONSOLIDATED NET TANGIBLE ASSETS" means, at any date of determination, total stockholders' equity of the Company and its subsidiaries, less the aggregate amount of any intangible assets of the Company and its subsidiaries, determined in accordance with GAAP.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of the Indenture is located at SunTrust Center, Corporate Trust Department, Sixth Floor, 424 Church Street, Nashville, TN 37219.

         "DEBT" means, with respect to any Person, without duplication,

         (1) all indebtedness of such Person for borrowed money;

         (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) all obligations of such Person to pay the deferred and unpaid purchase price of property or services to the extent recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

         (4) all Capital Lease Obligations of such Person; and

         (5) all Debt of other Persons guaranteed by such Person (including by securing such Debt by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person) to the extent so guaranteed.

         Debt shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased or services used in the ordinary course of business.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means with respect to the Notes of any series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary for such series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, "Depositary" as used with respect to the Notes of any series shall mean the Depositary with respect to the Notes of such series. The initial Depositary shall be DTC.

         "DTC" means The Depository Trust Company, a New York corporation, and its successors.

         "DTC LEGEND" means the legend set forth in Exhibit A.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GLOBAL NOTE" means a Note in registered global form without interest coupons.

         "GUARANTOR" means any Subsidiary identified as such in accordance with the first paragraph of this instrument, together with any Subsidiary who shall execute a supplemental indenture pursuant to which it shall guarantee under this Indenture any Notes, in each case until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Guarantors shall include such successor corporation.

         "HOLDER" or "NOTEHOLDER" means the registered holder of any Note.

         "INDENTURE" means this indenture, as amended or supplemented from time to time.

         "INTEREST", when used with respect to an Original Issue Discount Security that by its terms bears interest only after maturity, means interest payable after maturity.

         "INTEREST PAYMENT DATE" means, for any series of Notes issued and outstanding hereunder, the date or dates in each year on which any interest on such series is due and payable.

         "ISSUE DATE" means the date on which a Note is issued to the original purchaser thereof, as specified in such Note.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, other than ordinary course operating leases, and including in connection with any Capital Lease Obligation).

         "NOTES" has the meaning assigned to such term in the Recitals.

         "NOTE GUARANTY" means the guarantee of all or any series of the Notes by a Guarantor in accordance with Article 10.

         "OBLIGATIONS" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

         "OFFICER" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer, treasurer or a vice president and (ii) by the chief financial officer, or any assistant treasurer or the secretary or any assistant secretary.

         "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory in its reasonable discretion to the Trustee.

         "ORIGINAL ISSUE DISCOUNT SECURITY" means any Note that provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

         "PAYING AGENT" has the meaning assigned to such term in Section
2.03(a).

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "PRINCIPAL" of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such
Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

         "PRINCIPAL PROPERTY" means any distribution facility, warehouse facility or group of tractors and/or trailers owned or subsequently acquired by the Company or any Subsidiary, which has a gross book value (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) which on the date as of which the determination is being made exceeds 0.5% of the Company's Consolidated Net Tangible Assets.

         "REGISTER" has the meaning assigned to such term in Section 2.03(a).

         "REGISTRAR" has the meaning assigned to such term in Section 2.03(a).

         "REGULAR RECORD DATE" means, for the interest payable on any Interest Payment Date in respect of any series of Notes, except as provided in, or pursuant to, Board Resolution and/or supplemental indenture (if any) relating thereto, the day (whether or not a Business Day) that is fifteen days preceding the applicable Interest Payment Date.

         "SALE AND LEASEBACK TRANSACTION" has the meaning assigned to such term in Section 4.07.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURED DEBT" means Debt that is secured by a Lien on any (i) Principal Property, (ii) shares of stock owned by the Company or a Subsidiary in a Subsidiary or (iii) Debt of a Subsidiary held by the Company or a Subsidiary (in each case whether owned on the date of the Indenture or thereafter acquired or created).

         "SPECIAL RECORD DATE" shall have the meaning provided in Section 2.11.

         "STATED MATURITY" means with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable.

         "SUBORDINATED DEBT" means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

         "SUBSIDIARY" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "10% SUBSIDIARY GUARANTOR" has the meaning assigned to such term in
Section 5.02.

         "TRUSTEE" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939.

         "U.S. GOVERNMENT OBLIGATIONS" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         Section 1.02. Rules Of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

                  (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (2) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

                  (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

                  (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

                  (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

         Section 1.03. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  (1) "indenture securities" means the Notes.

                  (2) "indenture securityholder" means a Noteholder.

                  (3) "indenture to be qualified" means this Indenture.

                  (4) "indenture trustee" or "institutional trustee" means the Trustee.

                  (5) "obligor" on the Notes means the Company and any Guarantor and any successor obligor on the Notes.

         All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

                                  ARTICLE II.
                                   THE NOTES

         Section 2.01. Unlimited in Amount, Issuable in Series, Form and Dating. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

         (a) the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);

         (b) any limit upon the aggregate principal amount of Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to this Article
2);

         (c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Notes of the series will be issued;

         (d) the date or dates on which the principal of the Notes of the series is payable;

         (e) the rate or rates that may be fixed or variable at which the Notes of the series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates for the Notes of the series and the Regular Record Dates for the determination of Holders to whom interest is payable;

         (f) the place or places where the principal of, premium, if any, and any interest, if any, on Notes of the series shall be payable or the method of such payment, if by wire transfer, mail or by other means, if other than as provided herein;

         (g) the price or prices at which (if any), the period or periods within which (if any) and the terms and conditions upon which (if other than as provided herein) Notes of the series may be redeemed, in whole or in part, at the option, or as an obligation, of the Company;

         (h) the obligation, if any, of the Company to redeem, purchase or repay Notes of the series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period and periods within which and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid pursuant to such obligation;

         (i) the dates, if any, on which, and the price or prices at which, the Notes of the series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

         (j) if other than denominations of $1,000 and any multiple thereof, the denominations in which Notes of the series shall be issuable;

         (k) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof;

         (l) any addition to, change in, or deletion from the covenants set forth in Articles 4 or 5 that applies to Notes of the series;

         (m) any addition to, changes in or deletion from the Events of Default with respect to the Notes of a particular series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

         (n) the Trustee for the series of Notes;

         (o) the forms of the Notes of the series in bearer or fully registered form (and, if in fully registered form, whether the Notes will be issuable, in whole or in part, as Global Notes);

         (p) the terms and conditions, if any, upon which such Global Note or Notes may be exchanged in whole or in part for other individual Notes, and the Depositary for such Global Note and Notes;

         (q) the provisions, if any, relating to any security provided for the Notes of the series;

         (r) any other terms of the series (which terms may modify, supplement or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the Trust Indenture Act; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

         (s) the terms and conditions, if any, upon which the Notes of the series shall be exchanged for or converted into other securities of the Company or securities of another person;

         (t) any depositories, interest rate calculation agents or other agents with respect to Notes of such series if other than those appointed herein;

         (u) whether the Notes rank as senior subordinated Notes or subordinated Notes or any combination thereof and the terms of any such subordination; and

         (v) any addition to, changes in or deletion from the form and terms of the Note Guaranty as provided under Article 10 with respect to any Notes of the series.

         All Notes of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers' Certificate or in any such indenture supplemental hereto. Notes may differ between series in respect of any matters, provided that all series of Notes shall be equally and ratably entitled to the benefits of this Indenture.

         The principal of, premium, if any and any interest on the Notes shall be payable at the office or agency of the Company designated in the form of Note for the series; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register of Notes referred to in
Section 2.03 hereof.

         Each Note shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers' Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Note to the Trustee for authentication in any form approved by or pursuant to a Board Resolution or Officers' Certificate, the Company shall deliver to the Trustee the Board Resolution or Officers' Certificate by or pursuant to which such form of Note has been approved, which Board Resolution or Officers' Certificate shall have attached thereto a true and correct copy of the form of Note that has been approved by or pursuant thereto.

         The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

         Section 2.02. Execution and Authentication.

         (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

         (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

         (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee, together with a Company Order for the authentication and delivery of such Notes. The Company Order may provide that the Notes that are the subject thereof shall be authenticated and delivered by the Trustee upon the telephonic, written or other order of Persons designated in the Company Order, and that such Persons are authorized to specify the terms and conditions of such Notes, to the extent permitted by the Board Resolutions and/or supplemental indenture (if any) relating thereto. The Trustee shall execute and deliver the supplemental indenture (if any) relating to said Notes and the Trustee shall authenticate and deliver said Notes as specified in such Company Order; provided that, prior to authentication and delivery of the first Notes of any Series, the Trustee shall have received:

                  (1) a copy of the Board Resolutions, with a copy of the form of Note and the Guarantees approved thereby attached thereto, or a supplemental indenture in respect of the issuance of the Notes of the series and the Guarantees, executed on behalf of the Company and the Guarantors, as applicable;

                  (2) an Officers' Certificate to the effect that the Notes of such series comply or will comply with the requirements of this Indenture and the said Board Resolutions and/or supplemental indenture (if any); and

                  (3) an Opinion of Counsel: (A) to the effect that (i) the Notes of such series and the Guarantees, the Board Resolutions and/or the supplemental indenture (if any) relating thereto comply or will comply with the requirements of this Indenture, and (ii) the Notes of such series and the Guarantees, when authenticated, if applicable, and delivered by the Trustee in accordance with the said Company Order, will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, subject to (x) bankruptcy and other laws affecting creditors' rights generally as in effect from time to time, (y) limitations of generally applicable equitable principles and (z) other exceptions acceptable to the Trustee and its counsel; and (B) relating to such other matters as may reasonably be requested by the Trustee or its counsel; and

                  (4) if the Notes to be issued are Original Issue Discount Notes, an Officers' Certificate setting forth the yield to maturity for the Notes or other information sufficient to compute amounts due on acceleration, or specifying the manner in which such amounts are to be determined, provided that such yield to maturity and other facts are not specified in the form of the Notes.

         (d) Subject to Section 7.01 hereof, the Trustee shall be fully protected in relying upon the documents delivered to it as provided above in connection with the issuance of any series of Notes.

         (e) The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the executive committee or a trust committee of directors of the Trustee in good faith shall determine that such action would expose the Trustee to liability to Holders of previously issued and outstanding Notes.

         (f) Each Note shall be dated the date of its authentication unless otherwise specified in the Board Resolutions and/or supplemental indenture relating thereto.

         Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying
                         Agent to Hold Money in Trust.

         (a) The Company shall maintain an office or agency where Notes of a particular series may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities of that series may be presented for payment (a "PAYING AGENT"). The Registrar for a particular series of Securities shall keep a register of the Notes of that series and of their registration of transfer and exchange (the "REGISTER"). The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Notes. The term "Paying Agent" includes any additional paying agent. The Company may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Registrar or Paying Agent without notice to any Holder; provided that upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

         Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

         Section 2.05. Outstanding Notes.

         (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

                  (i) Notes cancelled by the Trustee or delivered to it for cancellation;

                  (ii) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

                  (iii) on or after the maturity date or any redemption date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

         (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

         Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a Company Order. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

         Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or a Company Order. The Trustee shall deliver certification of all cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         Section 2.08. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers, and the Trustee will use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

         Section 2.09. Transfer and Exchange.

         (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Registrar to maintain the Register for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

         (b)

                  (i) Each Global Note will be registered in the name of the Depositary or its nominee. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Notes in global form. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. So long as DTC is serving as the Depositary thereof, each Global Note will bear the DTC Legend.

                  (ii) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary except as set forth in Section 2.09(b)(iv).

                  (iii) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

                  (iv) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary or (z) the Company notifies the Trustee to effect such exchange, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount and registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.

         (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

         (d) A Holder may transfer a Note of any series (or a beneficial interest therein) to another Person or exchange a Note of any series (or a beneficial interest therein) for another Note or Notes of any authorized denomination of the same series by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by the Trustee. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

                  (i) no transfer or exchange will be effective until it is registered in such register and

                  (ii) the Trustee will not be required (x) to issue, register the transfer of or exchange any Note of any particular series for a period of 15 days before a selection of Notes of that series to be redeemed or purchased, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange such Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

         From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

         No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

         (e)

                  (i) Global Note to Global Note. If a beneficial interest in a Global Note of any particular series is transferred or exchanged for a beneficial interest in another Global Note of the same series, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is so transferred to a Person who takes delivery in the form of an interest in another Global Note, or so exchanged for an interest in another Global Note, will, upon such transfer or exchange, cease to be an interest in such Global Note and become an interest in such other Global Note for as long as it remains such an interest.

                  (ii) Global Note to Certificated Note. If a beneficial interest in a Global Note of any particular series is transferred or exchanged for a Certificated Note of the same series, the Trustee will
         (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes of such series in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

                  (iii) Certificated Note to Global Note. If a Certificated Note of any particular series is transferred or exchanged for a beneficial interest in a Global Note of the same series, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

                  (iv) Certificated Note to Certificated Note. If a Certificated Note of any particular series is transferred or exchanged for another Certificated Note of the same series, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes of such series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes of such series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

         Section 2.10. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders, separately by series, and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, separately by series, relating to such Interest Payment Date or request, as the case may be.

         Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes of any series, it shall pay the defaulted interest, plus any interest payable on the defaulted interest, to the extent lawful, to the Persons who are Holders of such Notes on a subsequent special record date ("SPECIAL RECORD DATE") and such term, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the Special Record Date, the Company shall mail to each Holder of such Notes a notice that states the Special Record Date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE III.
                                   REDEMPTION

         Section 3.01. Method and Effect of Redemption.

         (a) If the Company elects to redeem Notes of any series pursuant to the optional redemption provisions (if any) thereof, it must notify the Trustee of the redemption date, the redemption price and the principal amount of Notes of that series to be redeemed by delivering an Officers' Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If fewer than all of the Notes of any series are being redeemed, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes of such series to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate. The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Except as otherwise provided as to any particular series of Notes, Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Notes of the series to be redeemed or any integral multiple thereof, except that if all of the Notes of the series are to be redeemed, the entire outstanding amount of the Notes of the series held by such Holder, even if not equal to the minimum authorized denomination for the Notes of that series, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         (b) Notice of redemption must be mailed by First-class mail by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date. The notice of redemption will identify the Notes to be redeemed and will include or state the following:

                  (1) the redemption date;

                  (2) the redemption price fixed in accordance with the terms of the Notes of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "REDEMPTION PRICE");

                  (3) the place or places where Notes are to be surrendered to the Paying Agent for redemption;

                  (4) that Notes called for redemption must be so surrendered to the Paying Agent in order to collect the redemption price;

                  (5) that, on the redemption date, the redemption price will become due and payable on Notes called for redemption, and, unless the Company defaults in payment of the redemption price, interest on Notes called for redemption will cease to accrue on and after the redemption date;

                  (6) if any Note is redeemed in part, the principal amount of such Note to be redeemed and that, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued upon cancellation of the original Note; and

                  (7) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

         Section 3.02. Deposit of Redemption Price. On or prior to any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.01) an amount of money sufficient to pay the redemption price of, and (except if the redemption date shall be an Interest Payment Date, unless otherwise specified in or pursuant to the Board Resolutions or in the supplemental indenture executed in connection with the particular series of Notes) any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

                                  ARTICLE IV.
                                   COVENANTS

         Section 4.01. Payment of Notes.

         (a) The Company agrees to pay the principal of, premium, if any and interest on the Notes of each series on the dates and in the manner provided in the Notes and the Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of, premium, if any or interest on any Notes, or any redemption or purchase of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In the case the Company acts as Paying Agent, the Company will promptly notify the Trustee of its compliance with this paragraph.

         (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

         (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the applicable series of Notes.

         (d) Payments in respect of the Notes of any series represented by one or more Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of such Global Notes. With respect to Certificated Notes of any series, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

         Section 4.02. Maintenance of Office or Agency. Except as may otherwise be provided in the Board Resolutions and/or supplemental indenture (if any) relating to any series, the Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes of any series or a particular series may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Article 5.

         Section 4.04. Payment of Taxes and Other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         Section 4.05. Maintenance of Properties and Insurance.

         (a) The Company will cause all material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) as in the judgment of the Company may be necessary so that the business of the Company and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

         (b) The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Subsidiaries are then conducting business.

         Section 4.06. Limitation on Liens.

         (a) The Company will not, nor will it permit any Subsidiary to, incur, issue, assume, guaranty or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of the Secured Debt that the Notes will be secured equally and ratably with, or prior to, such Secured Debt unless, after giving effect thereto, the sum of:

                  (i) the aggregate amount of all outstanding Secured Debt of the Company and its Subsidiaries; plus

                  (ii) all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property, other than Attributable Debt that is excluded pursuant to clauses (i) to (iv) described under "Limitations on Sale and Leaseback Transactions" below, would not exceed 15% of the Company's Consolidated Net Tangible Assets.

         (b) The restriction in Section 4.06(a) will not apply to, and there will be excluded from Secured Debt in any computation under this restriction, Debt secured by:

                  (i) Liens on property, shares of capital stock or debt of any Person existing at the time such Person becomes a Subsidiary; provided that the Liens were not granted in contemplation of that Person becoming a Subsidiary;

                  (ii) Liens on property, shares of capital stock or debt existing at the time of acquisition thereof by the Company or any Subsidiary; provided that the Liens were not granted in contemplation of that acquisition;

                  (iii) Liens on property, shares of capital stock or Debt to secure or provide for the payment of all or any part of the purchase price thereof or the cost of construction, alteration or improvement thereof; provided that

                           (1) the amount secured does not exceed the purchase
                  price or cost of construction or improvement; and

                           (2) the Lien is created at the time of, or within
                  twelve months after the acquisition or the completion, alteration or improvement of such property, whichever is later;

                  (iv) Liens in favor of the Company or any of its Subsidiaries;

                  (v) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

                  (vi) Liens existing on the date of the Indenture (other than Liens of the type described in clause (iv)); or

                  (vii) any extension, renewal, refunding or replacement of the foregoing (other than Liens of the type described in clause (iv)); provided that the amount secured by the Lien is not increased and the Lien does not extend to any additional property or assets.

         Section 4.07. Limitation on Sale and Leaseback Transactions.

         (a) The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Subsidiary of any

Principal Property of the Company or any Subsidiary, which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person (a "SALE AND LEASEBACK TRANSACTION") unless:

                  (i) the Company or a Subsidiary would be entitled to create Debt secured by a Lien on the Principal Property to be leased, in a principal amount equal to the Attributable Debt with respect to such sale and leaseback transaction as described in Section 4.06 above, without equally and ratably securing the Notes pursuant to such Section;

                  (ii)

                           (1) the property leased pursuant to such arrangement
                  is sold for a price at least equal to such property's fair market value, as determined by an executive officer of the Company, and

                           (2) the Company or a Subsidiary, within 360 days
                  after the sale or transfer shall have been made by the Company or a Subsidiary, shall apply an amount in cash equal to the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement to:

                           (3) the retirement of Debt of the Company or any
                  Subsidiary that is ranked equally with the Notes, other than Debt owed to the Company or any Subsidiary; provided, however, that no retirement referred to in this clause (A) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Debt; or

                           (4) the purchase of additional Principal Property
                  used or to be used by the Company or any of its Subsidiaries;

                  (iii) the sale and leaseback transaction is entered into between the Company and a Subsidiary or between Subsidiaries; or

                  (iv) the applicable lease is for a period, including renewals, of not more than three years.

         Section 4.08. Guarantees by Subsidiaries.

         (a) If and for so long as any Subsidiary, directly or indirectly, guarantees any Debt of the Company, such Subsidiary shall provide a Note Guaranty, and, if the guaranteed Debt of the Company is Subordinated Debt, the guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guaranty to at least the extent that the guaranteed Debt is subordinated to the Notes.

         (b) The Company will cause any Subsidiary that guarantees any Debt of the Company to enter into and deliver a Note Guaranty (including any Subsidiary that had previously been such a guarantor and was subsequently released as a Guarantor of the Notes). A Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture to that effect, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Subsidiary and constitutes a valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms (subject to customary exceptions).

         Section 4.09. Financial Reports.

         (a) The Company shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a).

         (b) The Company shall comply with all of the applicable provisions of Trust Indenture Act Section 314(a).

         Section 4.10. Reports to Trustee.

         (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company and each Guarantor has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

         (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

         (c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

         (d) The Company will notify the Trustee when any Notes of any series are listed on any national securities exchange and of any delisting.

                                   ARTICLE V.
                 MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS

         Section 5.01. Merger, Consolidation and Disposition of Assets by the Company. In addition to provisions applicable to a particular series of Notes:

         (a) The Company shall not merge with, consolidate with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any Person or permit any Person to merge with or into the Company unless:

                  (i) either

                           (1) the Company shall be the continuing Person or

                           (2) the resulting, surviving or transferee Person is
                  organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes of each series; and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

                  (ii) immediately after giving effect to the transaction, no Default shall have occurred and be continuing; and

                  (iii) the Company delivers to the Trustee an Officers' Certificate stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

         (b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, unless the successor is one or more of the Company's Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes of each series.

         Section 5.02. Consolidation or Sale of Assets by a Guarantor.

         (a) The Company shall not sell or dispose of, or cause any Subsidiary to sell or dispose of to any Person other than the Company or any Guarantor, any Guarantor whose assets exceed 10% of the Company's consolidated total assets (determined as of the date of the Company's most recent interim or fiscal year-end balance sheet filed with the Commission prior to the date of the sale or disposition) (each, a "10% SUBSIDIARY GUARANTOR") unless at least 80% of the net after-tax proceeds of such sale or disposition will consist of any combination of:

                  (i) cash (including assumption by the acquiror of any indebtedness of the Company or its Subsidiaries) or readily marketable securities;

                  (ii) property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of the Company and its Subsidiaries existing on the date of such sale or disposition; or

                  (iii) interests in companies or businesses having property or assets or engaged in businesses similar or related to the nature or type of the property or assets or businesses of the Company and its Subsidiaries on the date of such sale or disposition.

         (b) The limitation in Section 5.02(a) will not apply to the sale or disposition of the property or assets of a Guarantor normally disposed of by such Guarantor in the ordinary course of its business consistent with past practice.

         (c) In the event that the net after-tax proceeds from the sale or disposition of a 10% Subsidiary Guarantor consist of cash or readily marketable securities, the Company will apply, within 18 months of such sale or disposition, an amount equal to 100% of the fair market value, as determined in good faith by the Board of Directors, of such net after-tax proceeds to:

                  (i) repay unsubordinated Debt of the Company or any Guarantor, in each case owing to a Person other than an Affiliate of the Company;

                  (ii) invest in property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of the Company and its Subsidiaries existing on the date of such investment, provided that if such property or assets are, following such investment, owned directly by a Subsidiary that becomes a guarantor under any of the Company's other Debt obligations, such Subsidiary will become a Guarantor; or

                  (iii) invest in a Person or business having property or assets or engaged in a business similar or related to the nature or type of the property or assets or businesses of the Company and its Subsidiaries on the date of such investment, provided that if such Person or business, following such investment, becomes a guarantor under any of the Company's other Debt obligations, such Person or the Person owning such business will become a Guarantor.

                                  ARTICLE VI.
                              DEFAULT AND REMEDIES

         Section 6.01. Events of Default. An "EVENT OF DEFAULT" occurs with respect to Notes of any particular series, unless it is specifically deleted or modified in the Board Resolutions and/or supplemental indenture (if any) in respect of such series, and in addition to any other events which may be specified as Events of Default in the Board Resolutions and/or supplemental indenture (if any) in respect of such series, if:

                  (1) the Company defaults in the payment of the principal (or premium, if any, on) any Note of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

                  (2) the Company defaults in the payment of interest on any Note of such series when the same becomes due and payable, and the default continues for a period of 30 days;

                  (3) the Company fails to comply with Sections 4.08(b), 5.01 or 5.02;

                  (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company contained in the Notes of such series or in the Indenture and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

                  (5) there occurs with respect to any indebtedness for money borrowed by the Company or any of its Subsidiaries having an aggregate principal amount outstanding of at least $10,000,000 a failure to pay when due, subject to any applicable grace period, the principal at (x) Stated Maturity or (y) acceleration prior thereto (and such payment default shall not have been waived or such acceleration shall not have been rescinded or such indebtedness shall not have been discharged within 30 days following such payment default or acceleration);

                  (6) an involuntary case or other proceeding is commenced against the Company or any Guarantor with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Guarantor under the federal bankruptcy laws as now or hereafter in effect;

                  (7) the Company or any Guarantor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Guarantor or for all or substantially all of the property and assets of the Company or any Guarantor or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (6) or (7) a "BANKRUPTCY DEFAULT"); or

                  (8) any Note Guaranty with respect to the Notes of such series ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its such guarantee.

         Section 6.02. Acceleration.

         (a) If an Event of Default with respect to the Notes of any series, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of, premium, if any and accrued interest on all Notes of each series then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (b) The Holders of a majority in aggregate principal amount of the outstanding Notes of any series by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

                  (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, premium, if any, and interest on the Notes of such series that have become due solely by the declaration of acceleration, have been cured or waived, and

                  (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         Section 6.03. Other Remedies. If an Event of Default occurs and is continuing with respect to the Notes of any series, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding.

         Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes of a particular series (or if more than one series is affected, of all such series voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any such direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of such series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with such direction.

         Section 6.06. Limitation on Suits. A Holder may not pursue any proceeding, judicial or otherwise, or the appointment of a receiver or trustee, or any other remedy under the Indenture or the Notes of the applicable series, unless:

                  (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in aggregate principal amount of then outstanding Notes of the series in respect of which the Event of Default has occurred have made written request to the Trustee to pursue a remedy in respect of the Event of Default in its own name as Trustee under the Indenture;

                  (3) such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to pursue any such remedy; and

                  (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction that is inconsistent with such written request.

         No Holder of any series of Notes may use this Indenture to prejudice the rights of another Holder of Notes of that series or to obtain a preference or priority over another Holder of Notes of that series.

         Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

         Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing with respect to the Notes of any series, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Notes), premium, if any, and interest, remaining unpaid on the Notes of that series then outstanding, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

         Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities. If the Trustee collects any money with respect to Notes of any series pursuant to this Article, it shall pay out the money in the following order:

         First:  to the Trustee for all amounts due hereunder;

         Second: in accordance with the subordination provisions, if any, of the Notes of such series;

         Third: to Holders for amounts then due and unpaid on the Notes of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal, premium, if any, and interest; and

         Fourth: to the Company, the Guarantors or such other Person as a court of competent jurisdiction may direct.

         The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

         Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

         Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal, premium, if any, and interest on any Note of any series on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of any series.

         Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement of lost, destroyed or wrongfully taken Notes of any series in Section 2.04, no right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

         Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes of any series as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as if no such law had been enacted.

                                  ARTICLE VII.
                                   THE TRUSTEE

         Section 7.01. General.

         (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

         (b) Except during the continuance of an Event of Default with respect to the Notes of any series, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture that are adverse to the Trustee. In case an Event of Default has occurred and is continuing with respect to the Notes of any series, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act
Section 315(a) through (d):

                  (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section [11.05] and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders of any series of Notes, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of any series of Notes in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

                  (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

         Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Sections 311(b)(4) and (6):

         (a) "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

         (b) "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         Section 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes of any series, (ii) is not accountable for the Company's use or application of the proceeds from the Notes of any series and (iii) is not responsible for any statement in the Notes of any series other than its certificate of authentication.

         Section 7.05. Notice of Default. If any Default or Event of Default occurs and is continuing with respect to the Notes of any series, and if it is known to the Trustee, the Trustee will send notice of the uncured Default to each Holder of the Notes of such series within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of, premium, if any or interest on any such Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

         Section 7.06. Reports by Trustee to Holders. The Trustee shall transmit to each Holder such reports concerning, among other things, the Trustee and its action under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Sections 313(b)(2) and 313(c) of the Trust Indenture Act. A copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Note of any series are listed. The Company shall notify the Trustee if the Note of any series become listed on any stock exchange.

         Section 7.07. Compensation and Indemnity.

         (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee while acting as Trustee under this Indenture, including the reasonable compensation and expenses of the Trustee's agents and counsel.

         (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes of each series, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and any such Notes.

         (c) To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes of each series on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes of any series.

         Section 7.08. Replacement of Trustee.

         (a)

                  (1) The Trustee may resign at any time by written notice to the Company.

                  (2) The Holders of a majority in aggregate principal amount of the outstanding Notes all series (voting as a single class) may remove the Trustee by written notice to the Company and the Trustee.

                  (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act
         Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes all series (voting as a single class) may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes all series (voting as a single class) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee will mail notice of any resignation and any removal of the Trustee and its appointment to all Holders, and include in the notice its name and the address of its Corporate Trust Office.

         (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

         (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

         Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible under the Indenture, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

         Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

         Section 7.11. Money Held in Trust.

         The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

                                 ARTICLE VIII.
                            DEFEASANCE AND DISCHARGE

         Section 8.01. Discharge of Company's Obligations.

         (a) Subject to paragraph (b), the Company's obligations under any series of Notes and the Indenture, and each Guarantor's obligations under its Note Guaranty with respect to such series, will terminate if:

                  (1) all Notes of such series previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes of such series that have been replaced or (ii) Notes of such series that are paid pursuant to Section 4.01 or (iii) Notes of such series for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (2)

                           (A) the Notes of such series mature within one year,
                  or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

                           (B) the Company irrevocably deposits in trust with
                  the Trustee, as trust funds solely for the benefit of the Holders of such Notes, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

                           (C) no Default or event that with the passage of time
                  or the giving of notice, or both, will constitute an Event of Default has occurred and is continuing on the date of the deposit,

                           (D) the deposit will not result in a breach or
                  violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound,

                           (E) the Company delivers to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with,

                           (F) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and

                           (G) the Company has delivered to the Trustee an
                  Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

         (b) After satisfying the conditions in clause (1), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company's obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes of such series and the Indenture other than the surviving obligations.

         Section 8.02. Legal Defeasance. Unless this Section 8.02 is otherwise specified, pursuant to Section 2.01(r), to be inapplicable to Notes of any Series, after the 123rd day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes of such series and the Indenture (as it relates to the Notes of such series), other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor's obligations under its Note Guaranty with respect to the Notes of such series will terminate, provided the following conditions have been satisfied:

                  (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of Notes of such series, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on the Notes of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

                  (2) No Default or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit with respect to the Notes of such series.

                  (3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                  (4) The Company has delivered to the Trustee:

                           (A) either (x) a ruling received from or published by
                  the Internal Revenue Service to the effect that the Holders of the Notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and

                           (B) an Opinion of Counsel to the effect that (i) the
                  creation of the defeasance trust does not violate or cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, (ii) the Holders of the Notes of such series have a valid first priority security interest in the trust funds (subject to customary exceptions), and
                  (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

                  (5) If the Notes of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause such Notes to be delisted.

                  (6) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

         Prior to the end of the 123-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes of such series and the Indenture (as it relates to the Notes of such series) except for the surviving obligations specified above.

         Section 8.03. Covenant Defeasance. Unless this Section 8.03 is otherwise specified, pursuant to Section 2.01(r), to be inapplicable to the Notes of any series, after the 123rd day following the deposit referred to in clause (1), the Company's obligations set forth in Sections 4.05 through 4.09, 4.11, Article 5 and each Guarantor's obligations under its Note Guaranty with respect to the Notes of such series, will terminate, and clauses (3), (4), (5),
(6) and (7) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

                  (1) The Company has complied with clauses (1), (2), (3), 4(A),
         (5) and (6) of Section 8.02; and

                  (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

         Except as specifically stated above, none of the Company's obligations under the Indenture will be discharged.

         Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of, premium, if any, and interest on the series of Notes for which such deposit was made in accordance with the Notes such series and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 or 8.03, the Trustee will promptly pay to the Company upon request any excess money or U.S. Government Obligations held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money or U.S. Government Obligations held for payment with respect to the Notes of any series that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

         Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture (with respect to the applicable series of Notes) and the Notes of the applicable series will be reinstated as if no such deposit in trust had been made. If the Company makes any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

                                  ARTICLE IX.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01. Amendments Without Consent of Holders.

         (a) The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may supplement, amend or modify the Indenture or the Notes of any series without notice to or the consent of any Noteholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertified Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code;

                  (6) to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

                  (7) to add covenants to Article 4 for the benefit of the Holders of any one or more series of Notes or surrender any right or power conferred upon the Company or the Guarantors with respect to such Notes;

                  (8) to make any other change that does not adversely affect the rights of any Holder; or

                  (9) to establish additional series of Notes as permitted by
         Section 2.01 hereof.

         Section 9.02. Amendments With Consent of Holders.

         (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company, the Guarantors, when authorized by a Board Resolution, and the Trustee may amend, supplement or modify the Indenture and the Notes of any series with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of all series affected thereby (voting as a single class), and such Holders by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes such series having applicability solely to such series.

         (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment, supplement or modification may not

                  (1) change the stated maturity of the principal of, premium, if any, or any installment of interest on, any Note,

                  (2) reduce the principal amount of, or the premium if any, or interest on, any Note,

                  (3) reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

                  (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

                  (5) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Note,

                  (6) make any change in the percentage of the aggregate principal amount of the Notes required for amendments or modifications of the Indenture or waivers of past defaults of covenants,

                  (7) amend the provisions of the Indenture or any Note Guaranty relating to the Guarantors in a manner adverse to the Holders of the Notes, other than to effect the release of a Guarantor as set forth in
         Section 10.03 or

                  (8) make any change in any Note Guaranty that would adversely affect the Noteholders.

         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Notes of any other series.

         (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, modification or waiver, but is sufficient if their consent approves the substance thereof.

         (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the applicable series of outstanding Notes. After an amendment, modification or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, modification or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, modification, supplemental indenture or waiver.

         Section 9.03. Effect of Consent.

         (a) After an amendment, supplement, modification or waiver becomes effective with respect to the Notes of any series affected thereby, it will bind every Holder of such Notes, unless makes a change described in any of clauses
(1) through (8) of Section 9.02 (b). In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note of the same series that evidences the same debt as the consenting Holder's Note.

         (b) If an amendment, supplement, modification or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note of the same series and tenor that reflects the changed terms. However, the effectiveness of the amendment, modification or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

         Section 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement, modification or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement, modification or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement, modification or waiver that affects the Trustee's own rights, duties or immunities under the Indenture.

         Section 9.05. Conformity with Trust Indenture Act. Every amendment, modification or supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

                                   ARTICLE X.
                                   GUARANTEES

         Section 10.01. Note Guaranties. Subject to the provisions of Section
4.08 and this Article, for value received, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon redemption, or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, the Notes of each series, and the full and punctual payment of all other amounts payable by the Company under the Indenture with respect to such Notes. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

         Each Note Guaranty hereunder is intended to be a general, unsecured, senior obligation of each Guarantor and will rank pari passu in right of payment with all Debt and other indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Note Guaranty of such Guarantor.

         Section 10.02. Note Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

                  (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

                  (2) any modification or amendment of or supplement to the Indenture or any Note;

                  (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

                  (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

                  (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of, premium, if any or interest on any Note or any other amount payable by the Company under the Indenture; or

                  (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

         Section 10.03. Discharge; Reinstatement. Each Guarantor's obligations hereunder with respect to the Note Guaranty relating to the Notes of any series will remain in full force and effect until the earlier of (a) the principal of, premium, if any, and interest on the Notes of such series and all other amounts payable by the Company under the Indenture in respect of such Notes have been paid in full or (b) the Guarantor ceases to be a Guarantor of any of the Company's Debt obligations. If at any time any payment of the principal of, premium, if any, or interest on the Notes of any series or any other amount payable by the Company under the Indenture in respect of such Notes is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as if such payment had been due but not made at such time.

         Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

         Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under Notes of any series remains unpaid.

         Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes of any series is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders of such Notes.

         Section 10.07. Limitation on Amount of Note Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes of any series, each Holder of such Notes, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor with respect to such Notes not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders of such Notes and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under such Note Guaranty are limited to the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

         Section 10.08. Execution and Delivery of Note Guaranty. The execution by each Guarantor of the Indenture (or a supplemental indenture pursuant to which it shall guarantee under this Indenture any Notes) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.

         Each Guarantor shall be deemed to have signed on each Note of any series issued hereunder any notation of guarantee required by applicable law to the same extent as if the signature of such Guarantor appeared on such Note. For so long as the applicable Note Guaranty of such Guarantor remains in full force and effect, each Guarantor hereby irrevocably appoints the Company as its attorney-in-fact for the purpose of executing in the name and on behalf of such Guarantor any endorsement of any such required notation of guarantee on any Note.

         Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor with respect to the Notes any series will terminate upon (a) the principal of, premium, if any, and interest on such Notes and all other amounts payable by the Company under the Indenture with respect to such Notes having been paid in full or (b) the Guarantor ceasing to be a Guarantor of any of the Company's Debt obligations.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and, if reasonably requested by the Trustee, an Opinion of Counsel, to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under such Note Guaranty.

         Section 10.10. Liability. A director, officer, employee or stockholder, as such, of any Guarantor shall not have any liability for any obligations of such Guarantor under this Indenture or for any claim based on, in respect of or by reason of this Article 10.

                                  ARTICLE XI.
                                 MISCELLANEOUS

         Section 11.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         Section 11.02. Noteholder Communications; Noteholder Actions.

         (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         (b)

                  (1) Any request, demand, authorization, direction, notice, consent to amendment, modification or waiver or other action provided by this Indenture to be given or taken by a Holder (an "ACT") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

                  (2) The Trustee may make reasonable rules for action by or at a meeting of Holders of any one or more series of Notes, which will be binding on all the Holders of such Notes.

         (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

         (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act
Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

         Section 11.03. Notices.

         (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice or communication to the Trustee will be deemed given if in writing (i) when delivered in person, or (ii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. In each case the notice or communication should be addressed as follows:

         if to the Company:

         Roadway Corporation
         1077 Gorge Blvd.
         P.O. Box 471
         Akron, OH  44309
         FAX:  (303) 258-6082

         if to the Trustee:

         [_____________]
         [_____________]
         [_____________]
         [_____________]
         FAX: [________]

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

         (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

         Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

         Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

                  (1) a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

                  (3) a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

         Section 11.07. Governing Law. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 11.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

         Section 11.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

         Section 11.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 11.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 11.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

         Section 11.13. No Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary, will have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guaranties.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

                                       ROADWAY CORPORATION
                                       as Issuer


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                       [______________]
                                       as Trustee


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:


                                       [_________________]
                                       as Guarantor


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE I

                             SCHEDULE OF GUARANTORS
                             ----------------------

         The following schedule lists each Guarantor under the Indenture:

                                                                       EXHIBIT A




For Global Note only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.























                                       A-1